UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2024
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 16, 2024, Newpark Resources, Inc. (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware with respect to its Series A Cumulative Perpetual Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, of which no shares were outstanding. Effective upon filing, the Certificate of Elimination amended the Company’s Restated Certificate of Incorporation to eliminate the Company’s Series A Cumulative Perpetual Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.
On May 16, 2024, at the annual meeting of shareholders (the “2024 Annual Meeting”) of Newpark Resources, Inc. (the “Company”), the Company’s shareholders approved an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of officers as permitted by law. Following shareholder approval, on May 16, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware.
On May 16, 2024, the Company filed a Second Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Second Restated Certificate of Incorporation restates and integrates into a single document, but does not further amend, the Company’s Restated Certificate of Incorporation, as amended and restated to date.
The foregoing summary of the Certificate of Elimination, the Certificate of Amendment and the Second Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Elimination, the Certificate of Amendment and the Second Restated Certificate of Incorporation, copies of which are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 16, 2024, the following proposals were submitted to the Company’s stockholders at the 2024 Annual Meeting.
1.The election of seven director nominees to our Board of Directors;
2.An advisory vote to approve our named executive officer compensation;
3.The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2024; and
4.Approval of an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of officers as permitted by law.
The proposals are more fully described in the Company’s Proxy Statement. The following are the final vote results along with a brief description of each proposal.

Proposal 1: Election of Directors: The stockholders of the Company elected each of the following director nominees for a term that will continue until the 2025 Annual Meeting of Stockholders.

Director	For	Against	Abstain/Withheld	Broker Non-Votes
Matthew S. Lanigan	66,380,203	516,407	5,287	8,479,809
Roderick A. Larson	61,286,557	5,609,954	5,386	8,479,809
Michael A. Lewis	57,291,682	9,603,820	6,395	8,479,809
Claudia M. Meer	60,568,166	6,328,392	5,339	8,479,809
John C. Mingé	61,355,334	5,541,268	5,295	8,479,809
Rose M. Robeson	64,450,621	2,445,937	5,339	8,479,809
Donald W. Young	64,819,430	2,077,272	5,195	8,479,809
Proposal 2: An advisory vote on named executive officer compensation: The stockholders of the Company approved, on a non-binding advisory basis, the compensation of the named executive officers as described in the Company’s Proxy Statement.

For	Against	Abstain/Withheld	Broker Non-Votes
60,933,947	5,917,171	50,779	8,479,809
Proposal 3: Ratification of the appointment of independent registered public accounting firm: The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2024.

For	Against	Abstain/Withheld	Broker Non-Votes
74,897,457	481,585	2,664	0
Proposal 4: Approval of an amendment to our Company's Restated Certificate of Incorporation to limit the liability of officers as permitted by law: The stockholders of the Company approved the amendment of the Company’s Restated Certificate of Incorporation.

For	Against	Abstain/Withheld	Broker Non-Votes
56,571,969	7,359,920	2,970,008	8,479,809

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination, dated May 16, 2024, to the Restated Certificate of Incorporation of Newpark Resources, Inc.
3.2	Certificate of Amendment, dated May 16, 2024, to the Restated Certificate of Incorporation of Newpark Resources, Inc.
3.3	Second Restated Certificate of Incorporation of Newpark Resources, Inc., dated May 17, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	May 20, 2024	By:	/s/ M. Celeste Frugé
M. Celeste Frugé
VP, General Counsel and Corporate Secretary